CMC MATERIALS, INC. 2021 OMNIBUS INCENTIVE PLAN
1.    PURPOSE
The purpose of this CMC Materials, Inc. 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), is to advance the interests of CMC Materials, Inc. (the “Company”) and its stockholders by enhancing the Company’s ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the short-term and long-term interests of the Company and its stockholders; and (d) reward individuals who have contributed, or are expected to contribute, to the Company’s success, by providing them equity and cash incentives (“Awards”).
2.    ADMINISTRATION
(a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”) of the Company (the “Committee”). The Committee shall hold meetings at such times as the Committee shall deem necessary for the proper administration of the Plan. The Committee shall consist of at least two directors of the Company, each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons, unless such delegation would cause a grant to an individual subject to Section 16 of the 1934 Act to fail to qualify for the exception under Rule 16b-3 thereunder. Subject to applicable law, any authority granted to the Committee may be exercised by the full Board.
(b) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee, and each officer or employee of the Company acting on behalf of the Committee, for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.
(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:
(i) to determine the employees of the Company, its subsidiaries and affiliates (“Employees”), non-employee members of the board of directors of the Company, its subsidiaries or affiliates (“Directors”), and consultants and advisors of the Company or any of its subsidiaries (“Advisors”), to whom Awards shall be granted under the Plan (any such individual, a “Participant”) and the number of shares of Stock subject to share-based Awards; to prescribe the terms and conditions (which need not be identical) of each such Award, including with respect to determining exercise prices, vesting conditions, restrictions on transfer, and, to the extent consistent with the terms of the Plan, whether to waive or modify such conditions (including to accelerate or waive vesting conditions); and to make any amendment or modification to any Award Agreement (as defined herein) not inconsistent with the terms of the Plan;
(ii) to construe and interpret the Plan and the Awards granted hereunder; to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable; and otherwise to give full effect to the Plan;
(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;
(iv) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(v) generally, to exercise such powers and to perform such acts as are deemed by it necessary or advisable to promote the best interests of the Company with respect to the Plan.
All decisions and determinations of the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company and its subsidiaries and affiliates, all Participants, and all other persons claiming any interest herein. Decisions of the Committee need not be uniform with respect to each Participant or Award.
3.    EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the date of its adoption by the Board, subject to approval by the Company’s stockholders (the date of such approval by the Company’s stockholders, the “Effective Date”). No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date.
4.    SHARES SUBJECT TO THE PLAN
(a) Awards under the Plan shall consist of Restricted Stock, RSUs, Options, SARs, Performance Shares, Performance Units, Other Stock-Based Awards and Cash Incentive Awards (each as defined and described in Section 6 below).
(b) Subject to adjustment as provided in Section 8.6, the maximum number of shares of the Company’s common stock, par value $0.001 per share (“Stock”), subject to Awards that may be delivered under the Plan is 2,125,000 shares of Stock, which is the sum of (i) 454,907 shares of Stock, and (ii) 1,670,093 shares of Stock that are available under the Second Amended and Restated CMC Materials, Inc. (f/k/a Cabot Microelectronics Corporation) 2012 Omnibus Incentive Plan, as amended effective March 7, 2017 (the “Prior Plan”), as of the Effective Date, plus any shares of Stock that become available under the Prior Plan due to events such as forfeitures, cancellations, or expirations after the Effective Date. No awards shall be granted under the Prior Plan following the Effective Date.
(c) Any Stock covered by an Award which is forfeited, canceled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. For purposes of determining the number of shares of Stock available for grant under the Plan, (i) if the exercise price of an Option or Stock-settled SAR is satisfied by delivering shares of Stock to the Company (by either actual delivery or by attestation), the total number of shares subject to such Option or Stock-settled SAR shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery pursuant to Awards under the Plan; (ii) shares subject to an Award of Options or Stock-settled SARs that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding or exercise price obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards under the Plan; and (iii) shares subject to an Award under the Plan other than an Option or Stock-settled SAR that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards under the Plan. Shares purchased on the open market using the cash proceeds from the exercise of an Option shall not be added to the shares of Stock available for delivery hereunder in determining the maximum number of shares of Stock available for delivery pursuant to Awards under the Plan.
(d) In no event shall the Company issue ISOs (as defined herein) under the Plan covering more than 2,125,000 shares of Stock, subject to adjustment as provided in Section 8.6 to the extent that such adjustment would not affect the qualification of such Awards as ISOs.
(e) No Director may receive compensation, including cash and equity-based compensation, in such capacity during any fiscal year with a value that exceeds $1,000,000 (calculating the value of any equity-based Awards based on the grant date fair value of such Awards for financial reporting purposes). For purposes of the preceding sentence, an equity-based Award shall be deemed received upon grant (and not upon vesting or settlement) and any deferred cash compensation shall be deemed received when earned (and not when paid).
(f) Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity (including, without limitation, Awards granted pursuant to Section 6.7) shall not be counted for purposes of applying the limitations of this Section on the number of shares of Stock available for Awards generally or any particular kind of Award under the Plan.
(g) Stock delivered under the Plan may be either from authorized but unissued Stock, from treasury shares or from shares of Stock purchased in open-market transactions and private sales.
(h) Except in the case of substitute awards granted pursuant to Sections 4(f) or 6.7 and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Committee may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of the Participant’s death, Disability, retirement, position elimination, or a termination other than for Cause, and (ii) the Committee may grant Awards covering five percent (5%) or fewer of the total number of shares of Stock authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.
5.    ELIGIBILITY AND PARTICIPATION
Employees, Directors, and Advisors, including prospective Employees, Directors or Advisors who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, are eligible to receive Awards under the Plan. For purposes of the Plan, “Service” means the provision of services to the Company or its subsidiaries or affiliates in the capacity of (a) an Employee, (b) a Director, or (c) an Advisor. An “affiliate” for purposes of the Plan is an entity that controls, is controlled by or is under common control with, the Company. A “subsidiary” for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the Employees, Directors and/or Advisors who are to be granted Awards.
6.    TYPES OF AWARDS
6.1.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS.
(a) Nature of Restricted Stock Awards. An Award of restricted stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below (“Restricted Stock”).
(b) Nature of RSU Awards. An Award of restricted stock units entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below or a cash equivalent value (“RSUs”). An RSU represents a contingent right to receive a Share or an amount equivalent in value to a Share.
(c) Payment for Restricted Stock Awards. The Committee may require, as a condition to an Award of Restricted Stock or RSUs, that a Participant deliver to the Company a purchase price in any amount set by the Committee for such Restricted Stock or RSUs.

(d) Rights as a Stockholder. Unless otherwise determined by the Committee, a Participant who receives an Award of Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights; provided, that dividends credited with respect to any Award shall be subject to the same time and/or performance-based vesting conditions applicable to such Award and in such case shall, if vested, be delivered or paid at the same time as such Award is delivered or paid (or forfeited at the same time as such Award is forfeited). A Participant who receives an Award of RSUs will not have voting or dividend rights with respect to the RSUs, it being understood that this sentence shall not be construed as a limitation on the right to grant Dividend Equivalents (as defined herein) in connection with an Award of RSUs.
(e) Restrictions. The restrictions on each grant of Restricted Stock or RSUs will lapse at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, neither Restricted Stock nor RSUs may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of.
(f) Deferral. If a Participant so elects in accordance with such procedures as the Committee may specify from time to time, in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the interpretive guidance thereunder (“Section 409A”), the delivery of Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.
(g) Section 83(b) Election. If a Participant, in connection with the acquisition of shares of Stock under the Plan or otherwise, makes an election under Section 83(b) of the Code, such Participant shall notify the Company within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.
6.2.    OPTIONS.
(a) Nature of Options. An option is an Award entitling the recipient on exercise thereof to purchase shares of Stock at a specified exercise price (an “Option”). Both incentive stock options (as defined in Section 422 of the Code) (“ISOs”)

and Options that are not ISOs may be granted under the Plan; provided that the Committee may award ISOs only to Employees.
(b) Exercise Price. The exercise price of an Option shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value of a share of the Stock on the date the Option is granted (110% of the Fair Market Value of a share of Stock on the date of grant in the case of an ISO granted to an Employee who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary (such person, a “Ten Percent Stockholder”)). For purposes of this Plan, “Fair Market Value” on any date means the closing sales price of the Stock on such date on the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 409A and, in the case of an ISO, Section 422 of the Code.
(c) Prohibition on Repricing. Except as provided in Section 8.6, any outstanding Option (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the Option to the Participant at a lower exercise price; and (iii) in the case of an Option that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the Option for any other Award and/or cash payment or otherwise be subject to any action that would be treated, under the applicable exchange listing standards or for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
(d) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted (five years in the case of an ISO granted to a Ten Percent Stockholder), or such earlier date as may have been specified by the Committee in the Award Agreement at the time the Option was granted.
(e) Vesting and Exercise of Options. An Option will become vested and exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such Option. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.
(f) Exercise Procedures. Subject to the next following sentence, any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full for the number of shares for which the Option is exercised. The exercise price for any Stock purchased pursuant to the exercise of an Option may, to the extent permitted under the Award Agreement applicable to the Option or otherwise permitted by the Committee, be paid in the following forms: (1) cash; (2) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Participant for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; (3) by a “net exercise” arrangement, pursuant to which the number of shares of Stock issuable upon exercise of the Option shall be reduced by the largest whole number of shares of Stock having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable); provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares of Stock to be issued; (4) such other methods as the Committee makes available to Participants from time to time; or (5) a combination thereof. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares. Notwithstanding any contrary provision of this Section 6.2, if, on the date an outstanding Option would expire (other than due to a termination of Service for Cause (as defined below)), the exercise of the Option, including by a “net exercise” or cashless exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended to a date that is the earlier of (i) thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy and (ii) the expiration of the original term of the Option.

(g) Exercise Limit. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of shares of Stock with respect to which ISOs granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its subsidiaries (in either case determined without regard to this Section 6.2(f)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as Options that are not ISOs. In applying the limitation in the preceding sentence in the case of multiple Options, Options that are intended to be ISOs shall be treated as Options which are not ISOs according to the order in which they were granted, such that the most recently granted Options are first treated as Options that are not ISOs.

(h) ISO Exercise. An ISO must be exercised, if at all, within three months after the Participant’s termination of Service for a reason other than death or Disability and within twelve months after the Participant’s termination of Service for death or Disability. For purposes of this Plan, “Disability” is defined as permanent and total disability within the meaning of Section 22(e)(3) of the Code.
6.3.    STOCK APPRECIATION RIGHTS.
(a) Nature of Stock Appreciation Rights. A stock appreciation right is an Award entitling the recipient to receive upon exercise thereof payment of an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the SAR, by the number of shares of Stock with respect to which the SAR is exercised (a “SAR”). The payment upon exercise of a SAR may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement.
(b) Exercise Price. The exercise price of a SAR shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of a SAR shall not be less than the Fair Market Value of a share of the Stock on the date the SAR is granted.
(c) Prohibition on Repricing. Except as provided in Section 8.6, any outstanding SAR (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the SAR to the Participant at a lower exercise price; and (iii) in the case of a SAR that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the SAR for any other Award and/or cash payment or otherwise be subject to any action that would be treated, under the applicable exchange listing standards or for accounting purposes, as a “repricing” of such SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
(d) Duration of SARs. The latest date on which a SAR may be exercised will be the tenth anniversary of the date the SAR was granted, or such earlier date as may have been specified by the Committee in the Award Agreement at the time the SAR was granted.
(e) Exercise of SARs. A SAR will become exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such SAR. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of a SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any documents required by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of a SAR, and the number of shares of Stock that may be acquired upon exercise shall be rounded to the nearest number of whole shares.
6.4.    PERFORMANCE SHARES AND PERFORMANCE UNITS.
(a) Nature of Performance Shares and Performance Units. A performance share is an Award with an initial value equal to the Fair Market Value of a share of Stock on the date of grant (a “Performance Share”), and a performance unit is an Award with an initial value determined by the Committee on the date of grant (a “Performance Unit”), in each case, that entitles the recipient to receive payment upon the attainment of performance goals and other terms and conditions determined by the Committee. Payment of Performance Shares or Performance Units may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement.
(b) Performance Goals. The Committee shall determine the number of Performance Shares or Performance Units, the length of the performance period, and the other terms and conditions of each Award.

6.5.    CASH INCENTIVE AWARDS.
(a) Nature of Cash Incentive Awards. A cash incentive award is an Award denominated in cash that entitles the recipient to an amount (payable in cash or a share-based Award as described below) upon the attainment of performance goals and other terms and conditions determined by the Committee, which may include annual performance goals and periods (“Cash Incentive Award”). A Cash Incentive Award may be satisfied in cash or, if the Committee so determines, by a grant of share-based Awards under the Plan with such terms and conditions as the Committee determines, or a combination of cash or share-based Awards.
(b) Performance Goals. The Committee shall determine the amount of the Cash Incentive Award, the length of the performance period, and the terms and conditions of each Cash Incentive Award, including the form of payment.
6.6.    OTHER-STOCK BASED AWARDS.
An “Other Stock-Based Award” is an Award that is not Restricted Stock, an RSU, an Option, a SAR, a Performance Share, a Performance Unit, or a Cash Incentive Award, but that is either a share of Stock valued in whole or in part by reference to, or are otherwise based upon, Stock, including, without limitation, unrestricted stock and convertible debentures.
6.7.    SUBSTITUTE AWARDS.
(a) In connection with any acquisition by the Company or any of its subsidiaries, the Committee may grant Awards to persons who became Employees, Directors or Advisors in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as it, in its sole discretion, deems appropriate and equitable or otherwise to provide such incentives as the Committee may determine are appropriate.
(b) Unless required by applicable law, any substitute Awards granted pursuant to Section 6.7 shall not count toward the share limitation set forth in Section 4(b).
7.    EVENTS AFFECTING OUTSTANDING AWARDS
7.1.    TERMINATION OF SERVICE.
Unless otherwise set forth in an Award Agreement, an Award shall immediately terminate on the date a Participant’s Service terminates, and (a) any Options or SARs held by a Participant shall not be exercisable and all rights of the Participant with respect thereto shall immediately terminate, (b) any shares of Restricted Stock or RSUs with respect to which the restrictions have not lapsed shall be immediately forfeited, and (c) any Performance Shares, Performance Units or Cash Incentive Awards shall be immediately forfeited.
7.2.    TERMINATION OF AWARD.
The Company may terminate, cancel, rescind, recover, or revoke an Award immediately under certain circumstances, including, but not limited to a Participant’s:
(a) actions constituting “Cause”, which shall have the meaning provided under an employment, consulting or other agreement, including an Award Agreement, between a Participant and the Company, or if there is no such meaning provided under such agreement or no such agreement, shall include, but not be limited to, the: (i) conviction of or entering a plea of guilty or nolo contendere with respect to a crime, whether or not connected with the Company; (ii) commission of any act of fraud with respect to the Company; (iii) theft, embezzlement or misappropriation of any property of the Company; (iv) excessive absenteeism (other than as resulting from Disability); (v) failure to observe or comply with any Company work rules, policies, procedures, guidelines or standards of conduct which the Company has adopted for the regulation of the general conduct of its employees, as generally known to the employees of the Company or evidenced by the terms of any employee handbook, written memorandums or written policy statements; (vi) continued willful refusal to carry out and perform the material duties and responsibilities of a Participant’s position, excluding nonperformance resulting from Disability; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company (in each case as determined in good faith by the Company);
(b) rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or SAR or the termination of Participant’s Service with the Company;
(c) unauthorized disclosure of any confidential/proprietary information of the Company to any third party;
(d) failure to comply with the Company’s policies regarding the identification, disclosure and protection of intellectual property;

(e) violation of the Proprietary Rights Agreement/CMC Materials, Inc. Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees signed by the Participant (or any predecessor agreement thereto); or
(f) violation of the CMC Materials, Inc. Code of Business Conduct (or any predecessor Company policy thereto), including those provisions related to financial reporting.
The existence of any such circumstances shall be determined in good faith by the Company.
In the event of any termination, cancellation, rescission, recovery, or revocation, the Participant shall return to the Company any Stock received pursuant to an Award, or pay to the Company the amount of any gain realized on the sale of any such Stock, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company.
Notwithstanding the foregoing, this Section 7.2 shall not be applicable to any Participant following a Change in Control, other than to the extent the applicable Award Agreement or other terms governing an individual Award provide for forfeiture or termination upon a Participant’s termination of Service for Cause. Notwithstanding anything else contained herein, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
7.3. CHANGE IN CONTROL. Unless otherwise set forth in an Award Agreement or another written agreement between the Company or a subsidiary on the one hand, and a Participant on the other hand, in the event of a Change in Control, the following provisions will apply:
(a) the Committee may provide that any or all outstanding Awards shall be assumed and continued or an equivalent award substituted by the Company’s successor or a parent or subsidiary of such successor in connection with such Change in Control transaction; provided, however, that if within two (2) years following such Change in Control, a Participant’s employment is terminated by the Company or its successor without Cause or the Participant resigns for “Good Reason,” to the extent that the Participant is subject to written agreement with the Company or a subsidiary that contains a “Good Reason” definition, any Awards not previously vested shall immediately become vested and/or exercisable (and any applicable performance goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such termination); and
(b) with respect to such outstanding Awards that are not assumed and continued or an equivalent award is not substituted by the Company’s successor or a parent or subsidiary of such successor in connection with such Change in Control transaction, then any such Awards that have not previously vested shall immediately become vested and/or exercisable (and any applicable performance goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such Change in Control).

8.    GENERAL PROVISIONS
8.1.    DOCUMENTATION OF AWARDS.
Awards may be evidenced by written or electronic instruments prescribed by the Committee from time to time (each such instrument, an “Award Agreement”). Award Agreements may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, and may be provided in electronic form, acceptance of which will evidence agreement to the terms thereof and hereof.
8.2.    RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.
(a) Rights as Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award will not give a Participant rights as a stockholder, and the Participant will obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, only upon actual receipt of Stock.

(b) Dividend Equivalents. The Committee may, on such conditions as it deems appropriate, provide in an Award Agreement that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing dividends on such Award (other than Options and SARS) (such amounts, “Dividend Equivalents”), either currently or in the future, or for the investment of such amounts on behalf of the Participant (including in the form of additional Awards of the same type as the underlying Award giving rise to the Dividend Equivalent); provided that the Committee shall design such payment to be exempt from or, in the alternative, to comply with, Section 409A. Any Dividend Equivalents credited with respect to any Award shall be subject to the same time and/or performance-based vesting conditions applicable to such Award and in such case shall, if vested, be delivered or paid at the same time as such Award is delivered or paid (or forfeited at the same time as such Award is forfeited). To the extent provided in an Award Agreement, reinvestment of dividend payments in additional Awards at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 4(b) for such reinvestment (taking into account then-outstanding Awards). If sufficient shares of Stock are not available for such reinvestment, such reinvestment shall be made in the form of a grant of RSUs equal in number to the shares of Stock that would have been obtained by such reinvestment, the terms of which RSUs shall provide for settlement in cash and for Dividend Equivalent reinvestment in further RSUs on the terms contemplated by this Section 8.2(b).
8.3.    CONDITIONS ON DELIVERY OF STOCK.
The Company will not be obligated to deliver any shares of Stock, whether by electronic book entry or in certificate form, pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.
8.4.    TAX WITHHOLDING.
(a) The Company may withhold from any payment made pursuant to an Award an amount as may be necessary and sufficient to satisfy all federal, state, local, and other applicable tax withholding requirements (the “Withholding Requirements”).
(b) The Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that any such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the Withholding Requirements; provided, however, unless otherwise set forth in an Award Agreement or subsequently determined by the Committee, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares by the Company or any of its Affiliates to satisfy tax, exercise price or other withholding obligations in respect of an Award shall be mandatory. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, permit a Participant to satisfy the Withholding Requirements by tendering shares of Stock having a Fair Market Value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09).
(c) With respect to the exercise of ISOs, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition of Stock received upon exercise of the ISO, and (ii) if the Company determines that it could be liable for Withholding Requirements with respect to a disposition of the Stock received upon exercise, to give such security as the Committee deems adequate to meet the potential liability of the Company for the Withholding Requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5.    NONTRANSFERABILITY OF AWARDS.
No Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, except in the case of an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option or SAR shall be exercisable during the lifetime of such Participant only by such Participant or such Participant’s executor or administrator or by the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution (such person, the Participant’s “Legal Representative”). Notwithstanding the foregoing sentence, the Committee may in a manner consistent with applicable law set forth in an Award Agreement evidencing an Award (other than an ISO), or may otherwise provide, that the Award may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, such a transferee of an Award shall be deemed to be the Participant. For this purpose, “immediate family” shall refer only to the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.
8.6.    ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.
In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and SARs. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and SARs. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Stock pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid); provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Stock subject to outstanding Awards; and (3) in connection with any disaffiliation of a subsidiary or affiliate, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such disaffiliation of a subsidiary or affiliate (as well as any corresponding adjustments to Awards that remain based upon Company securities).
8.7.    PARTICIPANT’S RIGHTS.
Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment or Service with the Company or any subsidiary or affiliate or affect in any way the right of the Company any subsidiary or affiliate to terminate an employment or Service relationship at any time.
8.8.    SUCCESSORS.
All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s shares, or a merger, consolidation, or otherwise.

8.9.    SEVERABILITY.
If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
8.10.    REQUIREMENTS OF LAW.
The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
8.11.    SECURITIES LAW COMPLIANCE.
As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
8.12.    AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES.
To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Board may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed or providing Service outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the law of any other jurisdiction.
8.13.    GOVERNING LAW.
To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction. All references to statutory provisions and related regulatory provisions used herein shall include any similar or successor provisions. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).
8.14.    SECTION 409A COMPLIANCE.
(a) Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with, Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed, administered and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A. With respect to a Cash Incentive Award, the cash portion will be paid, and the grant of any portion payable as a share-based Award will be awarded, not later than March 15 of the calendar year following the calendar year in which the applicable performance period ended. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code.
(b) If a Participant is a “specified employee” (as such term is defined for purposes of Section 409A) at the time of his or her termination of Service, no amount that is nonqualified deferred compensation subject to Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (i) the first business day after the date that is six months following the date of the Participant’s termination of Service, and (ii) within 30 days following the date of the Participant’s death. For purposes of Section 409A, a termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A, and references in the Plan and any Award Agreement to “termination of Service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Section 409A.

(c) With respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, the preceding sentence shall have no bearing on whether an Award vests pursuant to the terms of the Plan or the applicable Award.
(d) Any adjustments made pursuant to Section 8.6 to Awards that are subject to Section 409A shall be made in compliance with the requirements of Section 409A, and any adjustments made pursuant to Section 8.6 to Awards that are not subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.
8.15.    ERRONEOUSLY AWARDED COMPENSATION.
All Awards shall be subject to any incentive compensation recoupment or “clawback” policy established and amended from time to time by the Company, including any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as determined by the Company from time to time to comport with good corporate governance practices. Notwithstanding the foregoing, subject to applicable law, this Section 8.15 shall not be applicable to any Participant following a Change in Control.
8.16.    UNFUNDED PLAN.
It is presently intended that the Plan shall be unfunded. Except for reserving a sufficient number of authorized shares of Stock, to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of shares of Stock relating to Awards granted pursuant to the Plan.
9.    DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION
(a) The Committee may at any time discontinue granting Awards under the Plan. The Board or the Committee may at any time or times amend the Plan or any outstanding Award; provided that no such amendment (other than an amendment made to comply with applicable law, including without limitation Section 409A, stock exchange listing standards or accounting rules) would materially and adversely affect the rights of a Participant with respect to a previously granted Award without such Participant’s consent. The Committee may at any time terminate the Plan as to any further grants of Awards. Except to the extent expressly required or permitted by the Plan, no amendment to the Plan or any outstanding Award will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted under the Plan, (c) permit the Company to reprice any outstanding Option or SAR under the Plan, (d) otherwise effect an action that would require stockholder approval under applicable law or the listing standards of Nasdaq or (e) amend the provisions of this Section 9, and no amendment or termination of the Plan may materially and adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.
(b) Subject to the immediately preceding paragraph, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A or additional tax, interest or penalties thereunder from applying to Awards granted under the Plan.

APPENDIX A TO 2021 OMNIBUS INCENTIVE PLAN
A “Change in Control” shall be deemed to have occurred if:
(a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (a “Person”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all “Affiliates” and “Associates” (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of either (1) the then outstanding shares of Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that this paragraph shall not apply to an acquisition directly from the Company or to an acquisition incident to a Business Combination that satisfies exceptions (i) through - (iii) of paragraph (b) below;
(b) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company ,or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were Incumbent Directors (as defined below) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;
(c) during any period of two consecutive years from and after the Effective Date), individuals who as of the Effective Date constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such directors, “Incumbent Directors”) cease for any reason to constitute at least a majority thereof; or
(d) the sale or disposition by the Company of all of substantially all of the assets of the Company or the complete liquidation or dissolution of the Company.